UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42115	85-1083654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SMTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b - 2 of the Securities Exchange Act of 1934 (§240.12b - 2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2024, the Company entered into a Consent and Amendment Agreement (the “Agreement”) with certain holders (the “Holders”) of securities issued in the Company’s June 2023 private placement (the “2023 Private Placement”) pursuant to which, among other things, the Holders agreed to (i) amend certain of the terms of the Purchase Agreement, dated June 14, 2023 (as previously amended, the “Purchase Agreement”), as described below and (ii) amend and restate certain of the provisions of the Company’s Series A-1 Convertible Preferred Stock, Stated Value $10,000 per share (the “Series A-1 Preferred Stock”), as described below, effective immediately prior to the closing of a “Qualified Offering” (the “Effective Time”). The Agreement defines a Qualified Offering as a sale of shares of the Company’s common stock and/or common stock equivalents pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in a side-by-side private placement, at an effective price per share at least equal to the then applicable Nasdaq “Minimum Price” resulting in at least $4,000,000 of gross proceeds to the Company. No Qualified Offering has occurred on or prior to the date of this Current Report on Form 8-K and no assurance can be given that a Qualified Offering will occur or as to the terms thereof. If no Qualifying Offering occurs the amendments and restatements summarized herein will not occur and the current terms of the Purchase Agreement and the Series A-1 Preferred Stock will remain in effect.

Amendments to the Purchase Agreement

In the Agreement, the parties agreed to amend the Purchase Agreement effective as of the Effective Time to (i) delete the provisions of (A) Section 4.12(a) of the Purchase Agreement, which had prevented the Company from effecting the issuance of its common stock and common stock equivalents for a period of 180 days after the initial closing of the 2023 Private Placement (the “Initial Closing”) and which had expired by its terms; (B) Section 4.17 of the Purchase Agreement, which restricts the Company’s ability to pay dividends; (C) Section 4.18 of the Purchase Agreement, which grants certain participation rights to Significant Purchasers (as defined in the Purchase Agreement) in connection with a Subsequent Financing (as defined in the Purchase Agreement); (D) Section 4.19 of the Purchase Agreement, which grants Significant Purchasers certain “most favored nation” rights; and (E) Section 4.20 of the Purchase Agreement, which permits Significant Purchasers to exchange their Series A-1 Preferred Stock for the securities sold in a Subsequent Financing. In addition, the parties agreed to amend Section 4.12(b) of the Purchase Agreement effective as of the Effective Time to (i) extend the period during which the Company is prohibited from engaging in a “Variable Rate Transaction” (as defined in the Purchase Agreement) until the end of the 18-month period following the Effective Time; and (ii) provide that after the six-month anniversary of the Effective Time the Company may make sales of common stock in at-the-market offering at a gross price per share at least equal to the price at which shares of common stock are sold in the Qualified Offering (the “Qualified Offering Price”). The parties also agreed to amend 4.12(c) of the Purchase Agreement effective as of the Effective Time to (i) require the Company to obtain the consent of not less than 65% of the Original Significant Purchasers (as defined in the Agreement) of the Series A-1 Preferred Stock for a “Lower Price Issuance” (as defined in the Purchase Agreement); (ii) lower the price at which a Lower Price Issuance would be deemed to occur from the current conversion price of the Series A-1 Preferred Stock to $4.00; and (iii) reduce the time period during which such consent would be required from 30 months from the Initial Closing to the earlier of (A) 18 months from the closing of a Qualified Offering and (B) the date on which the Company has received gross proceeds of not less than $15 million from one or more financing transactions (including the Qualified Offering).

In the Agreement, the Holders also consented to a Qualified Offering and the Hewlett Settlement (described below) and irrevocably waived any rights they had with respect thereto. The Holders also agreed to become parties to the Registration Rights Agreement with respect to any new securities to be issued to them in connection with the transactions contemplated by the Agreement and a Qualified Offering.

Second Amendment and Restatement of the Series A-1 Preferred Stock

In the Agreement, the Holders agreed to further amend and restate the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock (the “Amended and Restated CoD”) effective upon the Effective Time to, among other things: (i) remove the obligation of the Company to pay dividends on shares of the Series A-1 Preferred Stock in certain circumstances; (ii) remove the provisions of Amended and Restated CoD that require the Company to obtain the consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock to take certain actions, such as the incurrence of certain indebtedness, the granting of liens and the purchase or redemption of outstanding equity securities; (iii) remove the liquidation preference applicable to the Series A-1 Preferred Stock; (iv) reduce the conversion price of the Series A-1 Preferred Stock to $4.34; (v) prevent the conversion of the Series A-1 Preferred Stock for a period ending on the earlier of (A) the effective date of a resale registration statement covering the additional shares of common stock issuable upon the conversion of the Series A-1 Preferred Stock as a result of the reduction in the conversion price (the “Effective Date”) and (B) the six-month anniversary of the Effective Time; (vi) provide for the automatic conversion of the Series A-1 Preferred Stock into either shares of common stock or the Company’s Class C Warrants at the conversion price upon the earlier of (A) the Effective Date or (B) as determined by the written consent of the holders of at least a majority of the outstanding shares of Series A-1 Preferred Stock which must include AIGH Investment Partners LP and its Affiliates (“AIGH”) for so long as AIGH holds at least $1,500,000 in aggregate Stated Value of Series A-1 Preferred Stock acquired pursuant to the Purchase Agreement; and (vii) remove certain price protection provisions which had expired pursuant to their terms.

Hewlett Settlement

In connection with the transactions contemplated by the Agreement, the Company entered into a General Release (the “Release”) with the Hewlett Fund LP (the “Hewlett Fund”) pursuant to which the Hewlett Fund has agreed on its own behalf and on behalf of certain of its related parties to release the Company and certain of its related parties from any claims, including claims arising out of the transactions contemplated by the Purchase Agreement, effective as of the Effective Time, in exchange for Class C Warrants to purchase 750,000 shares of Common Stock. These transactions are collectively referred to as the “Hewlett Settlement.”

The Agreement is attached hereto as Exhibit 10.1. The Release is attached hereto as Exhibit 10.2. The descriptions of the Agreement and the Release are summaries only, are not intended to be complete, and are qualified in their entirety by reference to such exhibits.

Item 8.01	Other Events.

The information contained in response to Item 1.01 above is incorporated herein by reference.

According to the 2024 Omdia Report, the microLED market is expected to grow to over $4 billion in 2030, a 59% compound annual growth rate (“CAGR”) from approximately $150 million in 2024 with microLED displays expected to represent approximately 7% to 8% of the total display market by 2030. According to a 2024 report by Yole Intelligence, the advanced packaging market is expected to grow to approximately $28 billion in 2029, a 37% CAGR from approximately $4.3 billion in 2023.

According to a 2024 Omdia Report, “Top 10 Display Topics on 2024 Review and 2025 Prospect,” approximately 200 million square meters of display backplanes are manufactured annually. According to a report from Hendy Consulting commissioned by the Company, the average selling price for display backplanes is over $100 per square meter. As a result, the Company believes that the potential annual addressable market for its OTFT inks is more than $20 billion.

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to potential market size and growth estimates, potential market penetration, backplane manufacturing levels, backplane costs and the timing and terms of any Qualified Offering. The risks and uncertainties involved include uncertainty surrounding the growth and adoption of new technologies, the Company’s ability to address existing and new markets effectively, market acceptance and adoption of the Company’s current and future products, costs of manufacturing microLED displays, and the Company’s ability to consummate a Qualified Offering and the timing thereof, as well as other risks detailed from time to time in the Company’s SEC filings, including in its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 27, 2024, its Quarterly Reports on Form 10-Q filed with the SEC on May 20, 2024, August 12, 2024 and November 8, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consent and Amendment Agreement dated December 17, 2024

10.2	General Release dated December 17, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: December 18, 2024	By:	/s/ Barbra C. Keck
	Name:	Barbra C. Keck
	Title:	Chief Financial Officer